Exhibit 8.2

                , 2014

BOH Holdings, Inc.

750 Bering Drive, Ste. 100

Houston, Texas 77057

Ladies and Gentlemen:

We have acted as special counsel to BOH Holdings, Inc., a Texas corporation (the “Company”), in connection with the preparation and filing of Registration Statement No.             on Form S-4, as amended (the “Registration Statement”), filed by Independent Bank Group, Inc., a Texas corporation (“Parent”), with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the merger of Company, with and into Parent, with Parent surviving (the “ Merger”) pursuant to the Agreement and Plan of Reorganization dated as of November 21, 2013 (the “Merger Agreement”), by and between Parent and the Company.

In rendering this opinion, we have examined and relied upon the accuracy and completeness of the facts, information, covenants and representations contained in originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement, the Registration Statement, and such other documents and records as we have deemed necessary and relevant for purposes of this opinion. In addition, we have expressly relied upon certain representations made to us by officers of Parent and the Company. If any statements contained in the Merger Agreement are not true and accurate, or if any representations made to us are not true and accurate, then we express no opinion to the extent the subject matter of this opinion is affected thereby. We have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to authentic original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of fact contained therein. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed thereto in the Merger Agreement.

This opinion is based on the current provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, pertinent judicial authorities, published pronouncements of the Internal Revenue Service and such other authorities as we have considered necessary and relevant. There can be no assurance that the legal authorities upon which this opinion is based will not be modified, revoked, supplemented, amended,

BOH Holdings, Inc.

                    , 2014

revised, reversed or overruled. We assume no obligation to update or supplement this opinion to reflect changes in such legal authorities.

Based on the foregoing and subject to the limitations and assumptions stated in the Registration Statement and set forth herein, and having due regard for such legal considerations as we deem relevant, we hereby confirm the opinion of Bracewell & Giuliani LLP that is attributed to us in the discussion of the law and the legal conclusions contained in the Registration Statement under the heading “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.”

This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. We have not addressed any other federal income tax consequences of the Merger other than those specifically set forth herein, and we have not considered any matters (including state, local, or foreign tax consequences) arising under the laws of any jurisdiction other than matters of federal law arising under the laws of the United States as expressly set forth herein. This opinion is being furnished solely for the benefit of the Company in connection with the filing of the Registration Statement and may not be used or relied upon by any other party or for any other purpose. Although this opinion represents our best legal judgment, it has no binding effect or official status of any kind, and there can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if litigated. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of the subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in applicable law, regulations or interpretations thereof.

We hereby consent to the filing of this opinion with the Commission as Exhibit 8.2 to the Registration Statement and to the reference to our firm in the joint proxy statement/prospectus forming a part of the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,